SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):

September 28, 2005 (September 28, 2005)

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

Three Commercial Place
Norfolk, Virginia  23510-9241
(Address of principal executive offices)

(757) 629-2680
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR   230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of
                      Principal Officers

            On September 28, 2005, the Registrant issued a Press Release, attached hereto as an exhibit, announcing, among other things, the election of Charles W. Moorman as the Registrant's new Chief Executive Officer, effective November 1, 2005.

            Effective November 1, 2005, Mr. Moorman's title will be changed to President and Chief Executive Officer.  Mr. Moorman, age 52, was previously elected President on October 1, 2004.  He previously served as Senior Vice President Corporate Planning and Services from December 1, 2003 until October 1, 2004.  Prior thereto, he served as Senior Vice President Corporate Services from February 1, 2003 until November 30, 2003, and as President of Thoroughbred Technology and Telecommunications, Inc., a subsidiary of the Registrant, from October 1, 1999 until January 31, 2003.

            The Registrant confirms, as required by regulations under the Securities Exchange Act of 1934, that (1) there is no family relationship between Mr. Moorman and any director or executive officer of the Registrant, (2) there was no arrangement or understanding between Mr. Moorman and any other person pursuant to which he was elected as Chief Executive Officer, and (3) there is no transaction between Mr. Moorman and the Registrant that would require disclosure under Item 404(a) of Regulation S-K.  There is no employment agreement between Mr. Moorman and the Registrant.

            As a consequence of Mr. Moorman's election as President and Chief Executive Officer, effective November 1, 2005, David R. Goode's title, formerly Chairman and Chief Executive Officer of the Registrant, was changed to Chairman.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION (Registrant)
/s/ Dezora M. Martin
_________________________________ Name: Dezora M. Martin Title: Corporate Secretary

Date:  September 28, 2005

EXHIBIT INDEX

Exhibit
Number                 Description

99                         Press Release dated September 28, 2005.